UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2025

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-273760	84-3870355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identifiacation No.)

269 South Beverly Drive, Suite 373, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 402-960-6110

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 3.02 Unregistered Sales of Equity Securities.

Blue Chip Capital Group, Inc. (the “Company”) disclosed in its Quarterly Report for the period ended February 28, 2025, the issuance on February 7, 2025 of a convertible note to a private investor in the principal amount of $300,000, of which $250,00 was held in escrow pending certain events. In connection with the agreement by the investor to release $250,000 from escrow, the Company issued 1,000,000 shares of common stock to the investor on March 27, 2025, and an additional 1,000,000 shares of common stock were issued to the investor on April 28, 2025.

During the period from April 9, 2025, through September 4, 2025, the Company issued 3,620,000 shares of common stock to private investors in connection with the issuance of six convertible notes in the principal amount of $485,000. Each of these notes bear interest at 10% per annum, are convertible at $0.50 per share and are due nine months from the dates of issuance.

The above-referenced shares issued in connection with the convertible note transactions were issued in reliance on Rule 506(b) of Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

During the period from March 1, 2025, through September 1, 2025, the Company issued to officers, key employees and other service providers a total of 4,260,000 shares of common stock. These shares were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 9, 2025

Blue Chip Capital Group, Inc.

/s/: James C. DiPrima
Name:	James C. DiPrima
Title:	Chief Executive Officer